As filed with the Securities and Exchange Commission on November 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORTLAND GENERAL ELECTRIC COMPANY

(Exact Name of Registrant as Specified in its Charter)

Oregon	93-0256820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

121 SW Salmon Street

Portland, Oregon 97204

(503) 464-8000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

J. Jeffrey Dudley, Esq.

Vice President, General Counsel and Corporate Compliance Officer

121 SW Salmon Street

Portland, Oregon 97204

(503) 464-8000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Michael P. Rogan, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, NW

Washington, DC 20005

(202) 371-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	(1)(2)	(1)(2)	(1)(2)	(3)
First Mortgage Bonds	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate aggregate initial offering price or number of shares of common stock and first mortgage bonds of Portland General Electric Company is being registered as may from time to time be issued at currently indeterminable prices.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Portland General Electric Company

Common Stock

First Mortgage Bonds

Portland General Electric Company may offer and sell from time to time, in one or more offerings, shares of our common stock and first mortgage bonds.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol “POR.” The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Our principal executive offices are located at 121 SW Salmon Street, Portland, Oregon 97204. Our telephone number is (503) 464-8000.

Investing in our securities involves risks. See “Risk Factors” on page 1 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2010.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock and first mortgage bonds as described in this prospectus, in one or more offerings.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. This prospectus provides you with a general description of the common stock and first mortgage bonds that we may offer. Each time we sell common stock or first mortgage bonds, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock or first mortgage bonds offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any other offering material prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, therefore, file reports and other information with the SEC. Our file number with the SEC is 1-5532-99. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “PGE,” “we,” “our” or “us” refer to Portland General Electric Company and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information provided in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2009, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to below under “Information Regarding Forward-Looking Statements.”

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance. Words or phrases such as “anticipates,” “believes,” “should,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue,” or similar expressions identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis including, without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

•

governmental policies and regulatory audits, investigations, and actions, including those of the Federal Energy Regulatory Commission, or FERC, and the Public Utility Commission of Oregon with respect to allowed rates of return, financings, electricity pricing and price structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, transmission of electricity, recovery of power costs and capital investments, and current or prospective wholesale and retail competition;

•	the outcome of legal and regulatory proceedings and issues including, but not limited to, those described in the reports filed by us with the SEC;

•

unseasonable or extreme weather and other natural phenomena, which in addition to affecting customers’ demand for power, could significantly affect our ability and cost to procure adequate supplies of fuel or power to serve our customers, and could increase our costs to maintain our generating facilities and transmission and distribution systems;

•

operational factors affecting our power generation facilities, including forced outages, hydro conditions, wind conditions, and disruption of fuel supply, which may cause us to incur replacement power costs or repair costs;

•

the continuing effects of weak economies in the state of Oregon and the United States, including decreased demand for electricity and reduced revenue from sales of excess energy during periods of low wholesale market prices, impaired financial soundness of vendors and service providers or elevated levels of uncollectible customer accounts;

•

declines in wholesale power and natural gas prices, which would require the company to issue additional letters of credit or post additional cash as collateral with counterparties pursuant to existing purchased power and natural gas agreements;

•

capital market conditions, including access to capital, interest rate volatility, reductions in demand for investment-grade commercial paper and the availability and cost of capital, as well as changes in our credit ratings, which could have an impact on our cost of capital and our ability to access the capital markets to support requirements for working capital, construction costs, and the repayments of maturing debt;

•

future laws, regulations, and proceedings that could increase the company’s costs or affect the operations of the company’s thermal generating plants by imposing requirements for additional pollution control equipment or significant emissions fees or taxes, particularly with respect to coal-fired generation facilities, in order to mitigate carbon dioxide, mercury, and other gas emissions;

•	wholesale prices for natural gas, coal, oil, and other fuels and their impact on the availability and price of wholesale power in the western United States;

•	changes in residential, commercial, and industrial growth and demographic patterns in our service territory;

•	the effectiveness of our risk management policies and procedures and the creditworthiness of customers and counterparties;

•	the failure to complete capital projects on schedule and within budget;

•	the effects of Oregon law related to utility rate treatment of income taxes, which may result in earnings volatility and affect our results of operation;

•	the outcome of efforts to relicense our hydroelectric projects, as required by the FERC;

•	declines in the market prices of equity securities held by, and increased funding requirements for, defined benefit pension plans and other benefit plans;

•	changes in, and compliance with, environmental and endangered species laws and policies;

•	the effects of climate change, including changes in the environment that may affect energy costs or consumption, increase our costs, or adversely affect our operations;

•	new federal, state, and local laws that could have adverse effects on operating results;

•	employee workforce factors, including aging, potential strikes, work stoppages, and transitions in senior management;

•	general political, economic, and financial market conditions;

•	natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind, and fire;

•	financial or regulatory accounting principles or policies imposed by governing bodies; and

•	acts of war or terrorism.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

PORTLAND GENERAL ELECTRIC COMPANY

Portland General Electric Company, incorporated in the State of Oregon in 1930, is a single, vertically integrated electric utility engaged in the generation, purchase, transmission, distribution and retail sale of electricity in the State of Oregon. Our service area is located entirely within Oregon and includes 52 incorporated cities, of which Portland and Salem are the largest, within a state-approved service area allocation of approximately 4,000 square miles. We estimate that at the end of 2009 our service area population was approximately 1.7 million, comprising about 43% of the state’s population. As of September 30, 2010, we served approximately 822,407 retail customer accounts. Additionally, as part of our regulated business we participate in the western wholesale marketplace selling electricity and natural gas to utilities and energy marketers in order to balance our supply of power to meet the needs of retail customers. We operate as a single segment, with revenues and costs related to our business activities maintained and analyzed on a total electric operations basis.

Our principal executive offices are located at 121 SW Salmon Street, Portland, Oregon 97204. Our telephone number is (503) 464-8000. Our web site is www.portlandgeneral.com. Information contained on our web site does not constitute a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Years Ended December 31,
	2010	2009	2008	2007	2006	2005
	(Thousands of Dollars)
Income From Continuing Operations Before Income Taxes	139,741	131,636	121,825	220,123	107,240	105,759
Fixed Charges From Below	100,300	129,948	111,589	98,682	91,846	85,330

Total Earnings	240,041	261,584	233,414	318,805	199,086	191,089

Fixed Charges:
Interest Expense	82,148	103,389	90,257	74,362	68,932	68,359
Capitalized Interest	8,110	11,816	6,184	9,596	8,482	3,717
Interest On Certain Long-Term Power Contracts	6,501	10,038	10,010	9,552	9,927	8,634
Estimated Interest Factor In Rental Expense	3,541	4,705	5,138	5,172	4,505	4,620

Total Fixed Charges	100,300	129,948	111,589	98,682	91,846	85,330

Ratio Of Earnings To Fixed Charges	2.39	2.01	2.09	3.23	2.17	2.24

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary and is subject to our Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and our Seventh Amended and Restated Bylaws (“Bylaws”) and to the applicable provisions of Oregon corporate law. You should refer to our Articles of Incorporation and our Bylaws and to Oregon corporate law for a complete understanding of the terms and rights of our common stock.

General

Our Articles of Incorporation provide that we have authority to issue up to 160,000,000 shares of common stock, no par value. Our common stock is listed and traded on the New York Stock Exchange under the ticker symbol “POR.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Voting Rights

Except as otherwise provided by law or our Articles of Incorporation, and subject to the rights of holders of any outstanding shares of our preferred stock, all of the voting power of our shareholders is vested in the holders of our common stock, and each holder of common stock has one vote for each share on all matters voted upon by our shareholders. Our Articles of Incorporation do not provide for cumulative voting for the election of directors.

Dividend Rights

Except as otherwise provided by law, regulatory restriction or the Articles of Incorporation, and subject to the rights of holders of any outstanding shares of our preferred stock, holders of our common stock shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds legally available for the payment of dividends.

Other Rights

Holders of our common stock do not have any preemptive or other rights to subscribe for, purchase or receive any proportionate or other amount of our common stock or any securities of the company convertible into our common stock upon the issuance of our common stock or any such convertible securities. There are also no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

If we were voluntarily or involuntarily liquidated, dissolved or wound up, the holders of our outstanding shares of common stock would be entitled to share in the distribution of all assets remaining after payment of all of our liabilities and after satisfaction of prior distribution rights and payment of any distributions owing to holders of any outstanding shares of our preferred stock.

Liability for Calls and Assessments

The outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Shareholder Action

Except as required by law, a majority of the shares of our common stock entitled to be voted at a meeting constitutes a quorum for the transaction of business at a meeting. Each matter, other than the election of directors, is decided by a majority of votes cast. Directors are elected annually by a plurality of votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present. Special meetings of our shareholders may be called by our Chairman of the Board, our Chief Executive Officer, our President or by our Board of Directors.

Except as otherwise provided by law or in our Articles of Incorporation, and subject to restrictions on the taking of shareholder action without a meeting under applicable law or the rules of a national securities association or exchange, action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be required to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.

Vacancies and Removal of Directors

Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on our Board of Directors may be filled by our shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. Shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose.

Provisions with Possible Anti-Takeover Effects

An Oregon company may provide in its articles of incorporation or bylaws that certain control share and business combination provisions in the Oregon Business Corporation Act do not apply to its shares. We have not opted-out of these provisions.

Oregon Control Share Act. We are subject to Sections 60.801 through 60.816 of the Oregon Business Corporation Act, known as the “Oregon Control Share Act.” The Oregon Control Share Act generally provides that a person who acquires voting stock of an Oregon corporation, in a transaction that results in the acquiror holding more than 20%, 33 1/3% or 50% of the total voting power of the corporation, cannot vote the shares it acquires in the acquisition. An acquiror is broadly defined to include companies or persons acting as a group to acquire the shares of the Oregon corporation. This restriction does not apply if voting rights are given to the control shares by:

•	a majority of the outstanding voting shares, including shares held by the company’s officers and employee directors; and

•	a majority of the outstanding voting shares, excluding the control shares held by the acquiror and shares held by the company’s officers and employee directors.

In order to retain the voting rights attached to acquired shares, this vote would be required when an acquiror’s holdings exceed 20% of the total voting power, and again at the time the acquiror’s holdings exceed 33 1/3% and 50%, respectively.

The acquiror may, but is not required to, submit to the target company an “acquiring person statement” including specific information about the acquiror and its plans for the company. The acquiring person statement may also request that the company call a special meeting of shareholders to determine whether the control shares will be allowed to have voting rights. If the acquiror does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. If the acquiror’s control shares are allowed to have voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of voting rights for the control shares will have the right to receive the appraised fair value of their shares, which may not be less than the highest price paid per share by the acquiror for the control shares.

Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the Oregon Business Corporation Act and the issuing corporation is a party to the merger or exchange agreement.

Oregon Business Combination Act. We are also subject to Sections 60.825 through 60.845 of the Oregon Business Corporation Act, known as the “Oregon Business Combination Act.” The Oregon Business Combination Act governs business combinations between Oregon corporations and a person or entity that acquires 15% or more of the outstanding voting stock of the corporation, thereby becoming an “interested shareholder.” The Oregon Business Combination Act generally provides that the corporation and the interested shareholder, or any affiliated entity of the interested shareholder, may not engage in business combination transactions for three years following the date the person acquired the shares. Business combination transactions for this purpose include:

•	a merger or plan of exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of the corporation’s assets or outstanding capital stock; and

•	transactions that result in the issuance or transfer of capital stock of the corporation to the interested shareholder.

These business combination restrictions do not apply if:

•

the board of directors approves the business combination or the transaction that resulted in the shareholder acquiring the shares before the acquiring shareholder acquires 15% or more of the corporation’s voting stock;

•

as a result of the transaction in which the person acquired the shares, the acquiring shareholder became an interested shareholder and owner of at least 85% of the outstanding voting stock of the corporation, disregarding shares owned by employee directors and shares owned by certain employee benefits plans; or

•

the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation at an annual or special meeting of shareholders, disregarding shares owned by the interested shareholder, approve the business combination after the acquiring shareholder acquires 15% or more of the corporation’s voting stock.

DESCRIPTION OF FIRST MORTGAGE BONDS

We will issue the first mortgage bonds under our Indenture of Mortgage and Deed of Trust dated July 1, 1945, between us and HSBC Bank USA, National Association (formerly The Marine Midland Trust Company of New York), as trustee (the “Trustee”), as supplemented and amended. The original mortgage, as so supplemented and amended, is referred to as the “Mortgage.” The first mortgage bonds that we may issue under the Mortgage are referred to as the bonds.

The following summary of material provisions of the Mortgage is not complete and may not contain all of the information that is important to you. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the Mortgage, including the defined terms contained therein. We have filed the original mortgage, certain of the supplemental indentures amending the mortgage and the form of a new supplemental indenture for the issuance of new bonds (referred to in this prospectus as the supplemental indenture) as exhibits to the registration statement of which this prospectus is a part. You should read the Mortgage and the form of new supplemental indenture because those documents, and not this description, define your rights as a holder of the bonds. The Mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the bonds.

Secured Obligations

The bonds, when issued, will be our senior secured obligations and will be secured equally and ratably with all of our other first mortgage bonds now outstanding or hereafter issued under the Mortgage, by a first lien on substantially all of our now owned or hereafter acquired tangible utility property (except cash, securities, accounts receivable, motor vehicles, materials and supplies, fuel, certain minerals and mineral rights, property located outside of the states of Oregon, Washington, California, Arizona, New Mexico, Idaho, Montana, Wyoming, Utah, Nevada, and Alaska, and certain other property specified in the Mortgage), subject, however, to certain permitted encumbrances and various exceptions, reservations, limitations, and minor irregularities and deficiencies in title which will not interfere with the proper operation and development of the mortgaged property. We refer to this collateral security as “bondable public utility property.”

The term “permitted encumbrances” means as of any particular time any of the following:

•

liens for taxes, assessments, or governmental charges for the then current year and taxes, assessments, or governmental charges not then delinquent; and liens for taxes, assessments, or governmental charges already delinquent, but whose validity is being contested at the time by us in good faith by appropriate proceedings;

•

liens and charges incidental to construction or current operation which have not at such time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount;

•

liens, securing obligations neither assumed by us nor on account of which we customarily pay interest directly or indirectly, existing, either at July 1, 1945, or as to property thereafter acquired, at the time of acquisition by us, upon real estate or rights in or relating to real estate acquired by us for substation, measuring station, regulating station, or transmission, distribution, or other right-of-way purposes;

•

any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract, or statute to purchase, or designate a purchaser of, or order the sale of, any of our property upon payment of reasonable compensation therefor or to terminate any franchise, license, or other rights or to regulate our property and business;

•	the lien of judgments covered by insurance or if not so covered, not exceeding at any one time $100,000 in aggregate amount;

•

easements or reservations in respect of any of our property for the purpose of rights-of-way and similar purposes, reservations, restrictions, covenants, party wall agreements, conditions of record, and other encumbrances (other than to secure the payment of money) and minor irregularities or deficiencies in the record evidence of title, which in the opinion of counsel (at the time of the acquisition of the property affected or subsequently) will not interfere with the proper operation and development of the property affected thereby;

•

any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the Trustee or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purposes; and

•	the lien reserved for rent and for compliance with the terms of the lease in the case of leasehold estates.

The Mortgage permits the acquisition of property subject to prior liens. However, no property subject to prior liens (other than purchase money liens) may be acquired (i) if at the date the property is acquired, the principal amount of indebtedness secured by prior liens, together with all of our other prior lien indebtedness, is greater than 10% of the aggregate principal amount of debt securities outstanding under the Mortgage, (ii) if at the date the property is acquired, the principal amount of indebtedness secured by prior liens is greater than 60% of the cost of such property to us, or (iii) in certain cases if the property had been used by another entity in a business similar to ours, unless the net earnings of such property meet certain tests.

We have covenanted, among other things,

•	to not issue debt securities under the Mortgage in any manner other than in accordance with the Mortgage;

•	except as permitted by the Mortgage, to keep the Mortgage a first priority lien on the property subject to it;

•	except as permitted by the Mortgage, to not suffer any act or thing whereby all of the properties subject to it might or could be impaired; and

•

in the event that we are no longer required to file reports with the SEC, and so long as the bonds are outstanding, to furnish to the Trustee the financial and other information that would be required to be contained in the reports filed with the SEC on Forms 10-Q, 10-K, and 8-K if we were required to file such reports.

Redemption and Purchase of Bonds

A prospectus supplement will disclose any provisions for the redemption or purchase of any particular series of bonds. Cash deposited under any provision of the Mortgage (with certain exceptions) may be applied to the purchase of the bonds.

Sinking Fund Provisions

We may establish a sinking fund for the benefit of a particular series of bonds. If a sinking fund is established we will be required to deposit with the trustee at certain specified times sufficient cash to redeem a percentage of or the whole series. The prospectus supplement with respect to that series will state the price or prices at which, and the terms and conditions upon which, the bonds will be redeemed. The prospectus supplement will also set forth the percentage of securities of the series to be redeemed.

Replacement Fund

If the amount of the minimum provision for depreciation upon bondable public utility property (as defined above) exceeds the balance of property additions credits available in any year, we will pay the excess to the Trustee on May 1 of the following year by either payments in cash or by delivery of first mortgage bonds. The balance of property additions available for credit is the net of the aggregate property additions acquired or constructed by us from March 31, 1945, to the end of the calendar year for which the payment is due, less property additions that (i) have been previously made the basis for action or credit under the Mortgage or (ii) have been used as a credit on all previous replacement fund certificates. We may, at our election, credit against any deficiency in the replacement fund amount (i) available retirements of first mortgage bonds, (ii) certain expenditures on bondable public utility property subject to prior lien, and (iii) certain retirements of prior lien indebtedness. If those credits at any time exceed the replacement fund requirement, we may withdraw cash or first mortgage bonds held by the Trustee in the replacement fund. We may also reinstate available retirements of first mortgage bonds that we previously took as credit against any replacement fund requirement. Cash deposited in the replacement fund may, at our option, be applied to the redemption or purchase of bonds or, in certain circumstances, to the redemption or purchase of other first mortgage bonds. The redemptions of the bonds would be at the then applicable regular redemption prices.

Minimum Provision for Depreciation

Under the Mortgage, there is a “minimum provision for depreciation” of bondable public utility property. The aggregate amount of the minimum provision for depreciation of bondable public utility property for any period after March 31, 1945, is $35,023,487.50 plus an amount for each calendar year or fraction of a year after December 31, 1966, equal to the greater of (i) 2% of depreciable bondable public utility property, as shown by our books as of January 1 of that year, as to which we were required to make appropriations to a reserve for depreciation or obsolescence or (ii) the amount we actually appropriated in respect of the depreciable bondable public utility property to a reserve for depreciation or obsolescence, in either case less an amount equal to the aggregate of (a) the amount of any property additions which we made as the basis for a sinking fund credit during the calendar year, and (b) 166 2/3% of the principal amount of any first mortgage bonds of any series which we credited against any sinking fund payment or which we redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during the calendar year. The property additions and first mortgage bonds referred to in (a) and (b) above become disqualified from being made the basis of the authentication and delivery of first mortgage bonds or any other further action or credit under the Mortgage. In addition, the minimum provision for depreciation shall also include (1) the amount of any property additions referred to in (a) above which after December 31, 1966, were made the basis for a sinking fund credit pursuant to the provisions of a sinking fund for first mortgage bonds of any series, and thereafter became “available additions” as a result of the fact that all first mortgage bonds of such series ceased to be outstanding, and (2) 166 2/3% of the principal amount of first mortgage bonds referred to in (b) above, which after December 31, 1966, were credited against any sinking fund payment, or were redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment for first mortgage bonds of any series, and thereafter became available retirements of first mortgage bonds as a result of the fact that all first mortgage bonds of such series ceased to be outstanding.

Issuance of Additional Bonds

Subject to the issuance restrictions described below, we may issue an unlimited amount of first mortgage bonds under the Mortgage. First mortgage bonds may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding, the following: (i) 60% of the amount of available additions; (ii) an amount of cash deposited with the Trustee; and/or (iii) the aggregate principal amount of available retirements of first mortgage bonds.

With certain exceptions in the case of (iii) above, the issuance of first mortgage bonds is subject to the amount of net earnings available for interest for 12 consecutive months within the preceding 15 months being at least twice the annual interest requirements on all first mortgage bonds to be outstanding and all prior lien indebtedness. Cash deposited with the Trustee pursuant to (ii) above may be (a) withdrawn in an amount equal to 60% of available additions, (b) withdrawn in an amount equal to the aggregate principal amount of available retirements of first mortgage bonds, or (c) applied to the purchase or redemption of first mortgage bonds.

Available additions are determined, at any time, by deducting from the aggregate amount of property additions since March 31, 1945, (i) the greater of the aggregate amount of retirements of bondable public utility property not subject to a prior lien, or the aggregate amount of the minimum provision for depreciation upon bondable public utility property not subject to a prior lien since March 31, 1945, and (ii) the aggregate amount of available additions theretofore made the basis for action or credit under the Mortgage. Property additions taken as a credit against the replacement fund requirement are not deemed to be “made the basis for action or credit.”

Dividend Restrictions

So long as any of the bonds, or any of the first mortgage bonds authenticated under the Mortgage are outstanding, we will be subject to the following restrictions:

•	we may not pay or declare dividends (other than stock dividends) or other distributions on our common stock, and

•	we may not purchase any shares of our capital stock (other than in exchange for or from the proceeds of other shares of our capital stock),

in either case if the aggregate amount distributed or expended after December 31, 1944, would exceed the aggregate amount of our net income, as adjusted, available for dividends on our common stock accumulated after December 31, 1944.

Release and Substitution of Property

Property subject to the lien of the Mortgage may (subject to certain exceptions and limitations) be released only upon the substitution of cash, purchase money obligations, or certain other property or upon the basis of available additions or available retirements of bonds.

Subject to the terms and conditions contained in the Mortgage, we:

•

may, at any time, without the consent of the Trustee, sell, exchange, or otherwise dispose of, free from the lien of the Mortgage, any property subject to the lien of the Mortgage, which has become worn out, unserviceable, undesirable, or unnecessary for use in the conduct of our business; upon replacing or modifying such property, such replacement or modified property shall without further action become subject to the lien of the Mortgage;

•

may, at any time, sell, exchange, or dispose of any property (except cash, securities, or other personal property pledged or deposited with or required to be pledged or deposited with the Trustee), and the Trustee shall release such property from the operation and lien of the Mortgage upon receipt by the Trustee of certain documents and, subject to certain exceptions, cash in an amount equal to the fair value of such property;

•

shall, in the event any property is taken by the exercise of the power of eminent domain or otherwise purchased or ordered to be sold by any governmental body, deposit with the Trustee the award for or proceeds of any property so taken, purchased or sold, and such property shall be released from the lien of the Mortgage;

•

may, at any time, without the consent of the Trustee, sell, exchange, or otherwise dispose of any property (except cash, securities, or other personal property pledged or deposited with or required to be pledged or deposited with the Trustee) subject to the lien of the Mortgage which is no longer used or useful in the conduct of our business, provided the fair values of the property so sold, exchanged, or otherwise disposed of in any one calendar year shall not exceed $50,000 and cash in an amount equal to the fair value of the property is deposited with the Trustee; and

•

may, in lieu of depositing cash with the Trustee as required above, deliver to the Trustee purchase money obligations secured by a mortgage on the property to be released or disposed of, a certificate of the trustee or other holder of a prior lien on any part of the property to be released stating that a specified amount of cash or purchase money obligations have been deposited with such trustee or other holder, or certain other certificates from us.

Subject to certain conditions specified in the Mortgage, moneys deposited with the Trustee may be:

•	withdrawn by us to the extent of available additions and available first mortgage bond retirements;

•	withdrawn by us in amount equal to the lower of cost or fair value of property additions acquired or constructed by us; and

•	used to purchase or redeem first mortgage bonds of any series.

Notwithstanding the foregoing, proceeds received by the Trustee from a sale or disposition of substantially all of our electric properties at Portland, Oregon, may be applied only to the retirement of first mortgage bonds outstanding under the Mortgage.

Modification of the Mortgage

Under the Mortgage, our rights and obligations and the rights of the holders of the bonds may be modified with the consent of the holders of 75% in aggregate principal amount of the outstanding first mortgage bonds, including the consent of holders of 60% in aggregate principal amount of the first mortgage bonds of each series affected by the modification. No modification of the principal or interest payment terms, no modification permitting the creation of any lien not otherwise permitted under the Mortgage, and no modification reducing the percentage required for modifications, will be effective without the consent of the holders of all first mortgage bonds then outstanding. The Mortgage may also be modified in various other respects not inconsistent with the Mortgage and which do not adversely affect the interests of the holders of bonds.

Consolidation, Merger, and Conveyance of Assets

The terms of the Mortgage do not preclude us from merging or consolidating with, or from transferring all of the trust estate substantially as an entirety to, a corporation lawfully entitled to acquire and operate our utility assets (a “successor corporation”), provided that the lien and security of the Mortgage and the rights and powers of the Trustee and the holders of the bonds continue unimpaired. Any such merger, consolidation, or transfer, if it involves a successor corporation owning property subject to existing liens, must comply with the requirements of the Mortgage relating to the acquisition of property subject to a prior lien, which requirements are described in the third paragraph under “Secured Obligations” above. At or before the time of any such merger, consolidation, or transfer permitted by the Mortgage, the successor corporation must execute and record a supplemental indenture with the Trustee pursuant to which the successor corporation assumes all of our obligations under the Mortgage and agrees to pay the bonds in accordance with their terms. Thereafter, the successor corporation will have the right to issue additional first mortgage bonds under the Mortgage in accordance with its terms, and all such first mortgage bonds shall have the same legal rank and security as the bonds and the other first mortgage bonds issued under the Mortgage. Property acquired by the successor corporation after a merger, consolidation, or transfer described above shall not be subject to the lien of the Mortgage unless expressly made a part of the trust estate pursuant to a supplemental indenture.

The Mortgage does not contain any provisions that afford holders of bonds special protection in the event that we consummate a highly leveraged transaction; however, the bonds would continue to be entitled to the benefit of a first priority lien on the property subject to the Mortgage (other than property acquired by us subject to a prior lien) as described above.

Defaults and Notice

Each of the following will constitute a default:

•	failure to pay the principal when due;

•	failure to pay interest for 60 days after it is due;

•	failure to deposit any sinking or replacement fund payment for 60 days after it is due;

•	certain events in bankruptcy, insolvency, or reorganization of us; and

•	failure to perform any other covenant in the Mortgage that continues for 60 days after being given written notice, including the failure to pay any of our other indebtedness.

The Trustee may withhold notice to the holders of first mortgage bonds of any default (except in payment of principal, interest, or any sinking or purchase fund installment) if it in good faith determines that withholding notice is in the interest of the holders of the first mortgage bonds issued under the Mortgage.

If an event of default occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the first mortgage bonds may declare the entire principal and accrued interest due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the first mortgage bonds can annul the declaration and its consequences.

No holder of first mortgage bonds may enforce the lien of the Mortgage, unless (i) it has given the Trustee written notice of default, (ii) the holders of 25% of the first mortgage bonds have requested the Trustee to act and have offered the Trustee reasonable indemnity, and (iii) the Trustee has failed to act within 60 days. The holders of a majority in principal amount of the first mortgage bonds may direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee.

Evidence to be Furnished to the Trustee

Compliance with Mortgage provisions is evidenced by the written statements of our officers or persons we selected and paid. In certain cases, opinions of counsel and certificates of an engineer, accountant, appraiser, or other expert (who in some instances must be independent) must be furnished. Various certificates and other papers are required to be filed annually and upon the occurrence of certain events, including an annual certificate with respect to compliance with the terms of the Mortgage and the absence of defaults.

Interest and Payment

The prospectus supplement will set forth:

•	the interest rate or rates or the method of determination of the interest rate or rates of the bonds;

•	the date or dates on which the interest is payable; and

•	the office or agency in the Borough of Manhattan, City and State of New York at which interest will be payable.

Concerning the Trustee

HSBC Bank USA, National Association (formerly The Marine Midland Trust Company of New York) is the Trustee under the Mortgage. The holders of a majority in principal amount of the outstanding first mortgage bonds issued under the

Mortgage may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Mortgage provides that if default occurs (and it is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Mortgage at the request of any holder of securities issued under the Mortgage, unless that holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability, or expense, and then only to the extent required by the terms of the Mortgage. The Trustee may resign from its duties with respect to the Mortgage at any time or may be removed by us. If the Trustee resigns, is removed, or becomes incapable of acting as Trustee or a vacancy occurs in the office of the Trustee for any reason, a successor Trustee shall be appointed in accordance with the provisions of the Mortgage.

Governing Law

The Mortgage provides that it and any bonds issued thereunder are governed by, and construed in accordance with, the laws of the state of New York, except to the extent the Trust Indenture Act of 1939 otherwise applies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our web site at www.portlandgeneral.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the SEC on February 25, 2010;

•

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, which we filed with the SEC on May 4, 2010, August 5, 2010 and October 28, 2010, respectively;

•	Current Reports on Form 8-K, which we filed with the SEC on January 8, 2010, February 19, 2010, March 12, 2010, May 17, 2010 and October 8, 2010;

•

The description of our common stock contained in Item 1 of our Form 8-A filed with the SEC on March 31, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment filed for the purpose of updating such description; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Portland General Electric Company

121 SW Salmon Street

Portland, Oregon 97204

Attention: Tamara Neitzke, Assistant Treasurer

Telephone: (503) 464-7129

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, J. Jeffrey Dudley, our General Counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, will pass upon certain legal matters for us in connection with the securities offered by this prospectus. As of November 18, 2010, Mr. Dudley owned 3,120 shares of our common stock. Pursuant to various stock and employee benefit plans, Mr. Dudley is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of common stock.

EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee:

Securities and Exchange Commission Registration Fee	$—	*
Trustee and Transfer Agent Fees	15,000	**
Printing and Engraving Fees and Expenses	10,000	**
Accounting Fees and Expenses	10,000	**
Legal Fees and Expenses	100,000	**
Miscellaneous	15,000	**
Total	$150,000	**

*	Deferred in reliance on Rule 456(b) and 457(r).
**	As an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimated expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.	Indemnification of Directors and Officers.

Section 60.394 of the Oregon Business Corporation Act provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 60.407 of the Oregon Business Corporation Act provides that unless limited by its articles of incorporation an officer of the corporation is entitled to the same mandatory indemnification under Section 60.394 as a director. Our Second Amended and Restated Articles of Incorporation do not limit the indemnification provided under Section 60.394 or Section 60.407 of the Oregon Business Corporation Act. Article VII of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director of the company shall be personally liable to the company or its shareholders for monetary damages for conduct as a director.

Section 60.391 of the Oregon Business Corporation Act authorizes a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the conduct of the individual was in good faith; (b) the individual reasonably believed that the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Indemnification is not permitted under Section 60.391 (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Article VIII of our Articles of Incorporation provides that the company may indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the company) by reason of the fact that the person is or was a director, officer, employee or agent of the company or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the company or any of our subsidiaries, or serves or served at the request of the company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, and Section 6.1 of the company's Seventh Amended and Restated Bylaws provides that the company shall indemnify, to the fullest extent not prohibited by applicable law, each current or former officer or director who is made or threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the company) by reason of the fact that the person is or was acting as a director, officer or agent of the company or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the company, or serves or served at the request of the company as a director, officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

In addition, Section 60.411 of the Oregon Business Corporation Act provides that a corporation (i) may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and (ii) may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 60.391 or Section 60.394.

Section 6.8 of our Bylaws provides that, to the fullest extent permitted by the Oregon Business Corporation Act, the company, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article VI of the Bylaws.

The company has entered into an agreement with each of its directors and executive officers that requires the company to indemnify such persons against any expense or liability, including judgments, fines, penalties, interest, counsel fees and disbursements, amounts paid or to be paid in settlement, and ERISA excise taxes and penalties, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The company has procured directors' and officers' liability insurance. The coverage provided by these policies indemnifies the company to protect it against liability assumed or incurred under the above indemnification provisions, including defense provisions, on behalf of the directors and officers against loss arising from any civil claim or claims by reason of any wrongful act done or alleged to have been done while acting in their respective capacities as directors or officers. The policies also provide direct coverage to the directors and officers against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the company. The policies exclude claims brought about or contributed to by dishonest, fraudulent, criminal or malicious acts or omissions by directors or officers.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Please also see the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index on page II-6.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d)

of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on November 18, 2010.

PORTLAND GENERAL ELECTRIC COMPANY

By	/S/ JAMES J. PIRO
James J. Piro Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 18 day of November, 2010.

Signature		Title

/S/ JAMES J. PIRO James J. Piro		Chief Executive Officer, President and Director (principal executive officer)

/S/ MARIA M. POPE Maria M. Pope		Senior Vice President, Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/S/ JOHN W. BALLANTINE * John W. Ballantine		Director

/S/ RODNEY L. BROWN JR. * Rodney L. Brown Jr.		Director

/S/ DAVID A. DIETZLER * David A. Dietzler		Director

/S/ KIRBY A. DYESS * Kirby A. Dyess		Director

/S/ PEGGY Y. FOWLER * Peggy Y. Fowler		Director

/S/ MARK B. GANZ * Mark B. Ganz		Director

/S/ CORBIN A. MCNEILL JR. * Corbin A. McNeill Jr.		Director

/S/ NEIL J. NELSON * Neil J. Nelson		Director

/S/ M. LEE PELTON * M. Lee Pelton		Director

/S/ ROBERT T.F. REID * Robert T.F. Reid		Director

* By:	/S/ JAMES J. PIRO James J. Piro, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement for Common Stock (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein)

1.2	Underwriting Agreement for First Mortgage Bonds (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein)

3.1	Second Amended and Restated Articles of Incorporation of Portland General Electric Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 3, 2009)

3.2	Seventh Amended and Restated Bylaws of Portland General Electric Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 19, 2010)

4.1	Form of Common Stock Certificate for Portland General Electric Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on March 31, 2006)

4.2	Indenture of Mortgage and Deed of Trust, dated as of July 1, 1945, between Portland General Electric Company and HSBC Bank USA, National Association, as successor Trustee (the “Mortgage”) (incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form 8, dated June 14, 1965)

4.3	Fortieth Supplemental Indenture, dated as of October 1, 1990, to the Mortgage (incorporated by reference to Exhibit 4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990, filed on March 4, 1991)

4.4	Fifty-Sixth Supplemental Indenture, dated as of May 1, 2006, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 25, 2006)

4.5	Fifty-Seventh Supplemental Indenture, dated as of December 1, 2006, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 21, 2006)

4.6	Fifty-Eighth Supplemental Indenture, dated as of April 1, 2007, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 12, 2007)

4.7	Fifty-Ninth Supplemental Indenture, dated as of October 1, 2007, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 5, 2007)

4.8	Sixtieth Supplemental Indenture, dated as of April 1, 2008, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 17, 2008)

4.9	Sixty-First Supplemental Indenture, dated as of January 15, 2009, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 16, 2009)

4.10	Sixty-Second Supplemental Indenture, dated as of April 1, 2009, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 16, 2009)

4.11	Sixty-Third Supplemental Indenture, dated as of November 1, 2009, to the Mortgage (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on November 4, 2009)

4.12	Form of Supplemental Indenture (including form of First Mortgage Bond) to be entered into between Portland General Electric Company and HSBC Bank USA, National Association, as Trustee, with respect to First Mortgage Bonds*

5.1	Opinion of J. Jeffrey Dudley, General Counsel of Portland General Electric Company, with respect to the legality of the securities being registered*

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to the legality of the securities being registered*

12	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

23.2	Consent of J. Jeffrey Dudley, General Counsel of Portland General Electric Company (included in Exhibit 5.1)*

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)*

24	Powers of Attorney*

25	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association, as Trustee under the Mortgage*

*	Filed herewith

Certain instruments defining the rights of holders of other long-term debt of the Company are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K because the total amount of securities authorized under each such omitted instrument does not exceed 10% of the total consolidated assets of the Company and its subsidiaries. The Company hereby agrees to furnish a copy of any such instrument to the SEC upon request.